UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2011

VIROLAB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54059	27-2787170
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, Suite 200, Foster City, CA	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 283-2653

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2011, Virolab, Inc. (“Virolab” or the “Company”) appointed James A.D. Smith to the Board of Directors of the Company. Mr. Smith joined Virolab as Chief Executive Officer in April 2011. Before joining the Company, Mr. Smith was Chief Executive Officer of Carlsbad Pharmaceuticals from April 2009 through March 2011. Prior to Carlsbad, Mr. Smith was President and Chief Executive Officer of Genelabs Technologies, a company where he served in a variety of executive capacities over approximately 14 years, including five years as Chief Executive Officer. Mr. Smith holds a B.A. in Biology from the University of California, San Diego.

Following Mr. Smith’s appointment, the Board of Directors of Virolab, Inc. consists of three directors: Ricardo Rosales, Ph.D. (Chairman), Timothy Neher and James A.D. Smith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 22, 2011

VIROLAB, INC.
	By:	/s/ JAMES A.D. Smith
James A.D. Smith
Chief Executive Officer